Exhibit 99.2
Contacts:

Media Brian Grace (602) 897-0205 Brian.Grace@honeywellaerospace.us	Investor Relations Sean Meakim (623) 223-5980 Sean.Meakim@honeywellaerospace.us
Honeywell Aerospace completes spin-off from Honeywell Technologies and begins trading on Nasdaq
•Establishes Honeywell Aerospace as an independent, global leader in the aerospace and defense industry
•Positions the company to deliver long-term profitable growth by expanding market leadership, investing in innovation, and strengthening operational capabilities
•Shares begin trading today on Nasdaq under the ticker symbol "HONA"
•Released supplemental historical quarterly financial information
PHOENIX, June 29, 2026 – Honeywell Aerospace Inc. (“Honeywell Aerospace”, Nasdaq: HONA), a leading global tier-1 aerospace and defense supplier of mission critical systems and technologies, today celebrates its first day as an independent, publicly traded company following the completion of its spin-off from Honeywell International Inc. (“Honeywell Technologies”, Nasdaq: HON). Shares of Honeywell Aerospace will begin trading on the Nasdaq Stock Market effective at the market opening.
Honeywell Aerospace builds on a heritage of industry-defining innovations that began with the invention of the first autopilot in 1914. Its differentiated technologies scale across platforms and attractive end markets as it utilizes a "develop once, deploy everywhere" approach to innovation. The company launches with more than 36,000 employees who deliver safe, efficient and reliable solutions to over 10,000 global customers.
“Today marks the start of a new era for Honeywell Aerospace,” said Jim Currier, Chief Executive Officer of Honeywell Aerospace. “As an independent aerospace and defense company, we are fully dedicated to our mission to protect and advance the promise of flight to create a safer, more connected world. We are poised to deliver significant value for our customers and shareholders by leveraging a best-in-class operating system to expand our leading market positions, investing in our supply base and innovation to drive profitable growth, and pursuing disciplined capital allocation backed by a strong balance sheet.”
The spin-off was completed through the distribution by Honeywell Technologies of all shares of Honeywell Aerospace common stock. Each Honeywell Technologies shareholder of record as of the close of business on June 15, 2026, is receiving one share of Honeywell Aerospace common stock for every two shares of Honeywell Technologies common stock owned. Shareholders will receive cash in lieu of fractional shares of Honeywell Aerospace common stock.
Supplemental historical quarterly financial information
Honeywell Aerospace released select quarterly financial information for fiscal years 2024 and 2025 in a Form 8-K filed with the SEC.

About Honeywell Aerospace
Honeywell Aerospace (Nasdaq: HONA) is an independent global aerospace and defense company whose critical technologies are broadly deployed on the world’s leading commercial air transport, business aviation, defense and space platforms. These integrated solutions enable safer, more efficient, and more reliable missions. Headquartered in Phoenix, Arizona, the company employs more than 36,000 people globally and supports more than 10,000 customers. With a broad portfolio spanning avionics and navigation systems, engines and power systems, and control systems for aircraft, Honeywell Aerospace combines commitment and deep engineering expertise to drive innovation and long-term value for the aerospace industry. For more information, visit www.honeywellaerospace.com or follow Honeywell Aerospace on LinkedIn.
Additional information
Honeywell Aerospace uses our Investor Relations website, investor.honeywellaerospace.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
Forward-looking statements
Certain statements in this release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell Aerospace’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the possibility that the spin-off transaction will not achieve its intended benefits; (ii) the impact of the spin-off transaction on Honeywell Aerospace’s businesses and the risk that the spin-off transactions may be more difficult, time-consuming or costly than expected, including the impact on Honeywell Aerospace’s resources, systems, procedures and controls, diversion of management’s attention and the impact on, and possible disruption of, relationships with regulators, customers, suppliers, employees and other business counterparties; (iii) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the spin-off transaction; (iv) the uncertainty of the expected financial performance of Honeywell Aerospace following completion of the spin-off transaction; (v) the ability to achieve anticipated tax treatments in connection with the spin-off transaction and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (vi) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the spin-off transaction and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (vii) indebtedness incurred in the financing transactions undertaken in connection with the spin-off and risks associated with additional indebtedness; and (viii) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the spin-off transaction will exceed Honeywell Aerospace’s estimates. These forward-looking statements should be considered in light of the information included in this release, our final information statement, dated June 15, 2026, and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.